Exhibit 99.1

Dyax Reports That Pending Further Preclinical Review DX-88 Placed on Clinical Hold; Conference Call at 9 a.m. ET
5/25/2004 7:30:00 AM

CAMBRIDGE, Mass., May 25, 2004 (BUSINESS WIRE) — Dyax Corp. (DYAX) reported today that the U.S. Food and Drug Administration (FDA) has advised the company that Investigational New Drug Applications (INDs) for its recombinant protein DX-88 have been placed on clinical hold until questions related to findings in preclinical animal studies have been answered to the FDA’s satisfaction. This issue is expected to be resolved in the next several weeks and are not related to results from any human clinical trials.

DX-88 is in Phase II clinical development in a joint venture with Genzyme Corporation (GENZ) for the treatment of hereditary angioedema (HAE). Topline results from EDEMA1, a recently completed 48-patient double-blind placebo controlled Phase II trial in HAE patients, are still expected to be announced in June. The only active DX-88 clinical trial affected by the hold is a repeat-administration extension study, referred to as EDEMA2. In this study, 12 HAE attacks have been treated to date, and three patients have been treated multiple times, with no reportable adverse events.

Independent of its joint venture with Genzyme, Dyax is also developing DX-88 for the treatment of patients undergoing on-pump coronary artery bypass grafting surgery (CABG). There are currently no active trials of DX-88 in the CABG indication. Positive Phase I/II results from a 42-patient trial in CABG were announced by Dyax in December 2003, and Dyax remains optimistic that its planned Phase II clinical studies in CABG will commence during the second half of 2004.

Dyax and Genzyme have submitted information to the FDA to assist in their review and expect to have further discussions with the FDA to address the agency’s questions and concerns in the next several weeks.

Henry E. Blair, Chairman, President and CEO of Dyax commented, “We are committed to working with the FDA to resolve this issue as rapidly as possible so that we can continue with our DX-88 clinical development programs.”

Dyax Corp. will host a webcast and conference call, including a brief question and answer session to discuss this release:

Date:	Tuesday, May 25, 2004

Time:	9:00 a.m. EST

Telephone Access:	Domestic callers, dial 1-800-915-4836
International callers, dial 1-973-317-5319

Online Access:	Go to the Investor Relations section of the
Dyax website (www.dyax.com) and follow
instructions for live webcast.

A replay of the conference call will be available through June 11, 2004 and can be accessed by dialing 1-800-428-6051. International callers should dial 973-709-2089. The replay passcode I.D. for all callers will be 358220. The webcast will be archived on Dyax’s website for an indefinite period of time.

Dyax Disclaimer

This press release contains forward-looking statements, including statements regarding the prospects for further clinical trials and commercialization of the DX-88 compound. Statements that are not historical facts are based on Dyax’s current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax competes. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors which may affect the future commercialization of DX-88 include the risks that: DX-88 may not show therapeutic effect or an acceptable safety profile in clinical trials or could take a significantly longer time to gain regulatory approval than Dyax expects or may never gain approval; Dyax is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacture, marketing, sales and distribution of its biopharmaceuticals; DX-88 may not gain market acceptance; Dyax may not be able to obtain and maintain intellectual property protection for DX-88; others may develop technologies or products superior to DX-88; and other risk factors described or referred to in Dyax’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.

Dyax and the Dyax logo are the registered trademarks of Dyax Corp.

EDEMA1 and EDEMA2 are trademarks of Dyax Corp.

Genzyme Disclaimer

This press release contains forward-looking statements, including without limitation statements about: the potential use of DX-88 for HAE; the expected timing of the announcement of results from a clinical trial of DX-88 in HAE; plans for further discussions with the FDA and to continue the clinical development program. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the timing of discussion with the FDA regarding the preclinical animal study findings; the timing and content of decisions by the FDA related to clinical trials of DX-88; the actual efficacy and safety of DX-88 for HAE; the actual timing and results of clinical trials; and the risks and uncertainties described in reports filed by Genzyme with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the information under the heading “Factors Affecting Future Operating Results” in the Management’s Discussion

and Analysis of Financial Condition and Results of Operations section of the Genzyme Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Genzyme cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and Genzyme undertakes no obligation to update or revise these statements.

Genzyme® is a registered trademark of Genzyme Corp. All rights reserved.

SOURCE: Dyax Corp.

Genzyme
Media
Bo Piela, 617-768-6579
or
Investors
Kristen Galfetti, 617-768-6563
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Ivana Magovcevic, 617-250-5759
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Sondra Henrichon, 617-250-5839